 EXHIBIT 10.3

MUTUAL RELEASE

This Mutual Release (the “Release”) is entered into as of May 31, 2023, by and among Accredited Solutions, Inc., a Nevada corporation (“ASII”), Petro X Solutions, Inc., a Wyoming corporation (“PXS”), William Alessi (“Alessi”), Chris Chumas (“Chumas”), Fabian G. Deneault (“Deneault”), Eric Newlan (“Newlan”), William E. Sluss (“Sluss”) and Douglas V. Martin (“Martin”) (each, a “Party, and, collectively, the “Parties”).

1. Release by ASII as to Deneault, Newlan, Sluss and Martin. In consideration of each of Deneault, Newlan, Sluss and Martin entering into this Release and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ASII indemnifies and holds harmless each of Deneault, Newlan, Sluss and Martin with respect to any claims asserted against each of Deneault, Newlan, Sluss or Martin by any party, including ASII’s affiliates and shareholders, and ASII specifically releases, waives and forever discharges each of Deneault, Newlan, Sluss and Martin from any and all past claims, demands, actions, liabilities and causes of action, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of the claims asserted and unasserted by ASII, including ASII’s affiliates and shareholders, prior to the date of mutual execution of this Release from the beginning of time.

2. Mutual Release by the Parties. In consideration of each of the Parties’ entering into this Release and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Parties specifically releases, waives, and forever discharges each of the other Parties from any and all past claims, demands, actions, liabilities and causes of actions, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of the claims asserted and unasserted by each of the Parties against any of the other Parties prior to the date of mutual execution of this Release from the beginning of time.

3. Non-Disparagement Agreement. Each of the Parties hereby agrees not to disparage any of the other Parties, their respective officers, directors, employees, stockholders, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation.

4. Representations and Warranties of ASII and PXS. ASII and PXS, and each of them, represent and warrant to each of the other Parties that:

(a) The execution and performance of it of this Release has been duly authorized by its Board of Directors.

(b) The performance of this Release will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents or any contractual obligation by which it may be bound.

5. Representations and Warranties of Alessi, Chumas, Deneault, Newlan, Sluss and Martin. Each of Alessi, Chumas, Deneault, Newlan, Sluss and Martin represent and warrant to each of the other Parties that:

(a) He is under no legal disability with respect to the execution and performance of this Release.

(b) The performance by him of this Release will not violate any applicable court decree, law or regulation or any contractual obligation by which he may be bound.

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6. Effective Time. This Release shall become effective simultaneously with the closings of four separate Control Securities Purchase Agreements of even date herewith between Alessi, as Purchaser, and Deneault, Newlan, Sluss and Martin, as Seller, respectively.

7. No Assignment. This Release is not assignable in whole or in any part, and shall be binding upon the Parties, and each of them, their representatives, successors or assigns.

8. Counterparts. This Release may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each Party execute each counterpart, or that any one counterpart be executed by more than one Party, if each Party executes at least one counterpart.

IN WITNESS WHEREOF, the Parties have duly executed this Release as of the date indicated.

ASII:	PXS:

ACCREDITED SOLUTIONS, INC.	PETRO X SOLUTIONS, INC.

By:	By:
Douglas V. Martin	Fabian G. Deneault
Acting CEO	President

ALESSI:	CHUMAS:

William Alessi, individually	Chris Chumas, individually

DENEAULT:	NEWLAN:

Fabian G. Deneault, individually	Eric Newlan, individually

SLUSS:	MARTIN:

William E. Sluss, individually	Douglas V. Martin, individually

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